UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2008

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13711

Delaware	13-3429953
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4211 W. Boy Scout Boulevard Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 871-4811

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 10, 2008, Walter Industries, Inc. (the “Company”) entered into an underwriting agreement among the Company, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters (the “Underwriting Agreement”), relating to the offer and sale of an aggregate of 2,800,000 shares of the Company’s common stock (the “Offering”), not including the underwriters’ option to purchase additional shares.  The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01       Other Events.

On June 10, 2008, the Company issued a press release filed herewith as Exhibit 99.1 announcing the pricing of the Offering.

Item 9.01       Financial Statements and Exhibits

(d)	Exhibits

23.1

Underwriting Agreement, dated June 10, 2008, among the Company, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters.

99.1	Press Release dated June 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Catherine C. Bona
Title:	Catherine C. Bona
Vice President, Asst. General Counsel
and Secretary

Date:  June 11, 2008